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                                                                    Exhibit 99.2

                                     IN THE
                          UNITED STATES DISTRICT COURT
                           FOR THE DISTRICT OF NEVADA

------------------------------------------------
                                                :
SIERRA PACIFIC RESOURCES,                       :
SIERRA PACIFIC POWER COMPANY and                :
NEVADA POWER COMPANY,                           :
all Nevada Corporations,                        :
                                                :
                        Plaintiffs,             :
                                                :
            v.                                  :
                                                :     Civil Action No. _______
PUBLIC UTILITY COMMISSION OF NEVADA             :
Capital Plaza                                   :
1150 E. William Street                          :
Carson City, Nevada  89701-3109                 :
                                                :
      and                                       :
                                                :
HON. DONALD L. SODERBERG, Chairman of the       :
Public Utility Commission of Nevada             :
HON. RICHARD M. McINTIRE, Commissioner of the   :
Public Utility Commission of Nevada,            :
and HON. JUDY M. SHELDREW, Commissioner         :
of the Public Utility Commission of Nevada      :
Capital Plaza                                   :
1150 E. William Street                          :
Carson City, Nevada  89701-3109,                :
                                                :
                        Defendants.             :
------------------------------------------------:

                 COMPLAINT FOR DECLARATORY AND INJUNCTIVE RELIEF

            Plaintiffs Sierra Pacific Resources, Sierra Pacific Power Company, and Nevada Power Company (collectively, "plaintiffs"), by way of their Complaint for Declaratory and Injunctive Relief against defendants Public Utility Commission of Nevada ("PUCN" or "Commission"), the Hon. Donald L. Soderberg, Chairman of the PUCN, the Hon. Richard M.


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McIntire, Commissioner of the PUCN, and the Hon. Judy M. Sheldrew, Commissioner
of the PUCN, each in his or her official capacity as Commissioner of the PUCN and individually (collectively, "defendants"), allege and complain:

                              PRELIMINARY STATEMENT

      1. As a result of a new state law that deregulates the electric power market in Nevada, plaintiffs have begun to sustain a significant diminution in the value of its stock and other property, and also face the prospect of losses of revenue associated with contracts which the plaintiff utilities entered into pursuant to federal mandate. The state law impairs and frustrates rights guaranteed plaintiffs under the Public Utility Regulatory Policies Act, 16 U.S.C. ss.ss. 796 and 824a-3 ("PURPA") and the Federal Power Act, 16 U.S.C. ss. 824d. This law is therefore invalid and preempted by the Supremacy Clause of the U.S. Constitution. Plaintiffs' loss in revenues will also cause immediate, substantial and irrevocable harm and constitutes an unconstitutional deprivation of property under the Fifth and Fourteenth Amendments of the U.S. Constitution. This law is further unconstitutional insofar as it mandates a three-year rate freeze, at July 1999 levels, without any recourse or relief from confiscatory rates.

      2. Deregulation of the electric power market has been temporarily stayed by the Governor, but only until it can be effectively implemented rather than by reason of its unconstitutionality and unlawfulness. Even if this law were construed as constitutional on its face, no regulatory structure is in place by which plaintiffs may recover costs incurred as a result of state and federal mandates. The absence of such a regulatory full-cost recovery structure renders the new law unconstitutional as applied. Accordingly, this action seeks to restrain its operation until such time as the defendant PUCN has enacted regulations which it may lawfully enact under state law and which are required


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by the U.S. Constitution to ensure that plaintiffs recover all costs incurred under federal and state mandates and approvals for the benefit of plaintiffs' customers. If no mechanism is put in place to ensure that plaintiffs will recover costs incurred under these federally and state mandated and approved obligations, plaintiffs will sustain significant, irrevocable losses that constitute an unconstitutional deprivation of property.

                              NATURE OF THE ACTION

      3. This is an action for injunctive, declaratory, and other relief arising out of Nevada Assembly Bill No. 366 and Senate Bill No. 438, enacted as Nev. Rev. Stat. ss. 703.130 et seq. (the "Restructuring Act" or "the Act"), by which the State of Nevada has authorized and directed the PUCN to effectuate a competitive market for the sale and distribution of electricity in Nevada. The Restructuring Act requires that competitive services in the electric power industry be available for Nevada customers commencing on March 1, 2000, unless otherwise ordered by the Governor of Nevada. The Governor has deferred the effective date of the Act, but only so long as may be necessary to effectuate the transition to a deregulated market for electric service.

      4. The Restructuring Act acknowledges that plaintiffs have incurred substantial costs to assure reliable electric power supplies to Nevada customers in the historically regulated market which, as a matter of constitutional and statutory law, must be recoverable in the new competitive market. The statute nevertheless fails to provide an adequate mechanism for the recovery of these costs. Moreover, although directed to adopt and implement regulations assuring a recovery of these costs, the Commission has failed to do so in a manner that assures this recovery.

      5. The gravamen of plaintiffs' claims is that the Restructuring Act, as enacted and as administered by the Commission, is preempted by PURPA and the Federal Power Act, and violates


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plaintiffs' rights under the Contract Clause and Fifth and Fourteenth Amendments
to the Constitution of the United States, insofar as the Act fails to assure plaintiffs a full cost recovery for those costs plaintiffs have already incurred, or which plaintiffs are contractually obligated to pay, to provide electric power to the public in a regulated market, whose recovery has previously been approved and guaranteed by the Commission.

      6. By deregulating the market for the generation of electric power and related services, the Restructuring Act has fundamentally changed the structure and regulation of electric power in Nevada. Both as enacted by the Legislature and as administered by the Commission, however, the Act violates plaintiffs' statutory and constitutional rights, eliminating a full recovery of these incurred costs and future obligations long ago approved by the PUCN. This denial will violate plaintiffs' rights under federal and state law, weaken them financially and place them at a competitive disadvantage compared to new market entrants. Plaintiffs have therefore brought this action to vindicate their rights under applicable federal and state law as follows:

            a. With respect to their claims arising under the Supremacy clause of the United States Constitution, plaintiffs seek declaratory and injunctive relief barring implementation of the Restructuring Act as in violation of the Federal Power Act and PURPA.

            b. With respect to their claims under the Takings Clause of the Fifth Amendment to the Constitution of the United States as applied to the state of Nevada by the Fourteenth Amendment to the Constitution of the United States, plaintiffs seek injunctive and declaratory relief that will enable them to obtain just compensation.


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            c.    With respect to the other claims plaintiffs raise in this
                  action, plaintiffs seek other declaratory and injunctive relief.

            d. Plaintiffs have no adequate remedy at law for the injuries that they seek to redress in this action. Plaintiffs have a right to seek redress of their federal rights in federal court, and cannot obtain redress in this Court in any way other than by an order enjoining implementation of the Restructuring Act or, alternatively, requiring defendants to remedy their unlawful conduct by official action that stays the effectiveness of the Restructuring Act until defendants have adopted implementing regulations that secure plaintiffs' rights under federal law.

            e. With respect to all claims raised in this action, plaintiffs also seek such other further and proper relief, including the award of costs and attorneys' fees, which this Court may deem just and proper.

                                   THE PARTIES

      7. Sierra Pacific Power Company and Nevada Power Company are Nevada corporations and public utilities regulated by the PUCN. Sierra Pacific Power and Nevada Power are wholly-owned subsidiaries of Sierra Pacific Resources, a publicly traded Nevada corporation, which is not regulated by the PUCN.

      8. Sierra Pacific Power and Nevada Power are engaged in, among other things, the generation, transmission and distribution of electricity in the state of Nevada and in interstate commerce.


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      9. The principal place of business and headquarters of Nevada Power are located at 6226 W. Sahara Avenue, Las Vegas, Clark County, Nevada. The principal places of business and headquarters of Sierra Pacific Resources and Sierra Pacific Power are located at 6100 Neil Road, Reno, Washoe County, Nevada.

      10. Defendant PUCN is charged with enforcing the laws of Nevada regulating public utilities, including plaintiffs Sierra Pacific Power and Nevada Power, that provide electric service in the state of Nevada. The Commission's place of business is Capital Plaza, 1150 E. William Street, Carson City, Nevada 89701-3109.

      11. Defendant Donald L. Soderberg is the Chairman of the PUCN and defendants Richard M. McIntire and Judy M. Sheldrew are Commissioners of the PUCN. Defendants Soderberg, McIntire and Sheldrew are sued in the their official capacities and, only insofar as may be deemed legally required, in their individual capacities.

      12. The defendant Commission and its defendant members have performed the actions of which plaintiffs complain herein by purporting to act pursuant to administrative or regulatory authority delegated to them by the state of Nevada by which defendants regulate electric utility companies in the state of Nevada.

                             JURISDICTION AND VENUE

      13. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C.ss.ss.1331 and 1343, and 42 U.S.C.ss.1983.

      14. Venue in this district is proper pursuant to 28 U.S.C.ss.1391(b).


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                        THE REGULATORY FRAMEWORK PRIOR TO
                    ENACTMENT OF THE NEVADA RESTRUCTURING ACT

                            PROVISION OF ELECTRICITY

      15. Historically, the provision of electricity was considered a natural monopoly in Nevada and one utility was required to generate, transmit, and distribute electricity for all consumers in a designated service area. "Generation" refers to the process of producing electricity, whether through nuclear units, fossil fuel plants, hydroelectric facilities, or other sources. "Transmission" is the process of moving electricity at high voltage from the generating source to other areas in the utility's service territory. "Distribution" refers to the process of delivering high-voltage electricity to customers at lower voltage levels.

      16. Within this historic framework, both Sierra Pacific Power and Nevada Power have provided electric services to retail customers within their defined service territories. This electric service has been a "bundled" product, consisting of generation, transmission, distribution, metering, billing, and customer service, all of which is provided at a bundled rate. The provision of these "bundled" services, including the approved rate, is regulated by the PUCN.

                DIVISION OF JURISDICTION UNDER FEDERAL POWER ACT

      17. Under the historical division of authority between the states and the Federal Government, established and codified by the Federal Power Act, 16 U.S.C. ss. 791a et seq., the Federal Energy Regulatory Commission ("FERC") has been granted exclusive jurisdiction over the transmission of electric energy in interstate commerce, including the rates, terms, and conditions for the provision of that service. FERC has also been given exclusive jurisdiction over the wholesale sale of electricity, including the rates, terms, and conditions in contracts for the purchase of power


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at wholesale. Historically, the state of Nevada, like other states, has asserted regulatory jurisdiction over the local distribution of electric power and the sale of electric power at retail. Nevada has not asserted, and may not lawfully exercise, regulatory jurisdiction over the rates, terms, and conditions for the transmission of electric power in interstate commerce, or the wholesale sale of electricity, which are exclusively federally regulated.

      18. The transmission service provided by plaintiffs within the state of Nevada constitutes transmission of electric energy in interstate commerce within the meaning of Section 201(b) of the Federal Power Act. The wholesale purchase and sale of electric power by plaintiffs, both within and outside the state of Nevada, constitutes the wholesale sale of electricity within the meaning of
Section 201(b) of the Federal Power Act.

                                STATE REGULATION

      19. For decades prior to the enactment of the Restructuring Act, the PUCN arranged for the provision of electricity by establishing a regulatory regime under which electric utilities, including plaintiffs, were required to assume substantial burdens to ensure reliable electric service within the state of Nevada. In return, the utilities received what the PUCN determined to be just and reasonable compensation. This arrangement constituted a regulatory compact between the state (through the Commission) and the plaintiff utilities. Plaintiffs' investors relied upon the protections and benefits promised by the state in this regulatory compact when they provided capital necessary to build the facilities needed to serve plaintiffs' customers. The obligations and benefits of this regulatory compact include the following:


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            a.    The plaintiff utilities were obligated to provide universal service within their designated service areas. That is, plaintiffs were required to provide electrical service to all current and future consumers of electricity within those service areas, regardless of whether providing that service was economically efficient.

            b. In fulfilling this universal service obligation, plaintiffs were held to high standards of "reliability," requiring them to build and maintain sufficient generating capacity, including reserve capacity (in the event a generating unit fails), or to purchase generating capacity and energy to ensure that electricity would be available to any consumer whenever needed and would meet projected growth in demand.

            c. The plaintiff utilities have also been the vehicle for implementing various social and public benefit programs, such as energy efficiency, renewable energy, and other such programs that do not directly relate to the generation, transmission, or distribution of electricity.

            d. The plaintiff utilities have been required to invest billions of dollars to construct, maintain, and upgrade the systems and infrastructure and to procure energy and capacity needed to fulfill and sustain these electric service and related obligations.


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            e.    In exchange for fulfilling these obligations, the regulatory compact assures plaintiffs a recovery of, and fair return upon, their prudently-incurred investments.

      20. The regulatory scheme under which public utilities are defined, certificated and regulated in Nevada is set forth in Nev. Rev. Stat. Chapters 703 and 704 and the corresponding chapters of the Nevada Administrative Code.

      21. The legislature of Nevada has declared the purpose and policy of Nev. Rev. Stat. 704 in Section 704.001 as follows:

            a. To confer upon the Commission the power and duty to regulate public utilities to the extent of its jurisdiction;

            b. To provide for fair and impartial regulation of public utilities;

            c. To provide for the safe, economic, efficient, prudent and reliable operation and service of public utilities; and

            d. To balance the interests of customers and shareholders of public utilities by providing public utilities with the opportunity to earn a fair return on their investments, while providing customers with just and reasonable rates.

      22. To achieve these statutory purposes and implement its authority, the Commission is empowered under Nev. Rev. Stat.ss.703.150 to "supervise and regulate the operation and maintenance of public utilities . . . ." The
Commission is further empowered by Nev. Rev. Statss. 703.151(2) and (3) to "[m]aintain, to the extent possible, even and fair competition among


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providers of electric service" and to "[e]nsure the flexibility necessary for existing utilities that provide energy to enter into a deregulated market."

      23. Duplication of service by public utilities is prevented by the issuance of a certificate of public convenience and necessity pursuant to Nev. Rev. Stat.ss.704.330(6) that assigns a specific service territory to each utility. In return for the exclusive right to provide service within its service territory, a public utility is obligated to provide such service. This obligation is defined by Nev. Rev. Stat.ss.704.040(1) as the requirement that the utility "shall furnish reasonably adequate service and facilities, and the charges made for any service rendered or to be rendered, or for any service in connection therewith or incidental thereto, must be just and reasonable."

      24. Years ago, plaintiffs Sierra Pacific Power and Nevada Power applied to the PUCN for certificates of public convenience and necessity under Nevada law to operate as electric public utilities, each serving customers within a defined service area. In approving these applications, the PUCN determined that the future public convenience and necessity required the plaintiff utilities to commence and/or continue their operations to electric customers within their service territories. Accordingly, the plaintiff utilities have had an ongoing obligation to construct or obtain the facilities, and procure energy, as needed to meet customer demand. Nev. Rev. Stat.ss.704.630.

      25. Under Nevada law, the plaintiff utilities may not discontinue, modify or restrict service in the absence of an order by the Commission permitting them to do so. Nev. Rev. Stat.ss. 704.390. Pursuant to Nev. Rev. Stat.ss.704.630, the Commission is empowered to compel compliance with all provisions of Nev. Rev. Stat. Ch. 704, including, but not limited to, the obligation of the plaintiff utilities to serve customers. In addition, the Commission is empowered


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to regulate service by the plaintiff utilities so that service provided is just, reasonable, sufficient, non-preferential, not unjustly discriminatory and adequate. Nev. Rev. Stat.ss.704.120(2).

      26. As part of the aforementioned regulatory scheme, the PUCN has traditionally prescribed the rates that each plaintiff utility may charge for its services. See Nev. Rev. Stat. ss.ss. 704.100 through 704.120. In the course of regulating these rates, the PUCN has required the plaintiff utilities to defer recovery of certain investments normally expensed by non-utilities, so that recovery of the utility's reasonable costs would be amortized over time for the benefit of their customers. In this way, the PUCN was able to spread out over time recovery from customers of capital costs (e.g. the cost of building a generation facility) and "regulatory asset" costs (e.g., the costs associated with transitioning to a competitive market) incurred by plaintiffs. Under the regulatory compact, however, the plaintiff utilities were nevertheless assured that they would have an opportunity to recover such deferred costs in the future, which enabled plaintiffs to capitalize those costs and account for them to investors and lenders as "regulatory assets." These capitalized costs are deemed, under customary regulatory accounting principles, to constitute "regulatory assets" because the full balance will be recovered over time from ratepayers. Accordingly, each plaintiff utility's rates are regulated by the PUCN, but the PUCN has the obligation to set rates so that the utility recovers its costs as well as a reasonable return on its investments over time. See Rev. Nev. Stat. ss.S 704.100 through 704.110.

      27. Thus, in return for assuming their varied service obligations, necessitating enormous investment in the construction, maintenance, and upgrading of generation, transmission and distribution systems, and procuring energy and capacity from third parties, the PUCN granted plaintiffs Sierra Pacific Power and Nevada Power a service franchise protected by regulation, and


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permitted each utility to charge rates for its services that assured it a reasonable opportunity, over time, to earn income sufficient to recover, and to earn a fair rate of return on, its invested capital and to recover its costs for purchased power and capacity.

      28. The return on investment permitted by the PUCN for the plaintiff utilities is based upon the recoverable cost of each asset the plaintiff utilities have constructed or acquired to service their customers. As each utility asset is constructed or acquired and placed in service, it is added to the utility's rate base. The PUCN reviews each addition to the rate base to ensure that the utility asset is "used and useful" and that the cost incurred to construct or acquire the asset was prudent. The utility is allowed the opportunity to earn a fair return on the value of its prudent investment in this asset. See Nev. Rev. Stat. ss. 704.040 through 704.120. The plaintiff utilities' investments in utility assets were closely scrutinized and reviewed in earlier PUCN proceedings, and their opportunity to earn a recovery of, and fair return on, those investments was approved.

            PUCN APPROVAL OF PLAINTIFFS' COST RECOVERY FOR GENERATION
                    FACILITIES AND PURCHASE POWER AGREEMENTS

      29. In 1971, the PUCN began determining, prior to construction, the need for electric facilities to provide service to customers. See Utility Environmental Protection Act, Nev. Rev. Stat.ss.ss. 704.820 to 704.3900. Utility facilities, including generating plant and transmission lines designed to operate at 200 KV or more, could not be constructed unless a permit to construct had been issued by the Commission. Nev. Rev. Stat.ss. 704.865(1). Before issuing a permit, the Commission has been required to determine that construction of the facility would serve the public interest, conform to applicable laws and minimize adverse environmental effects. Nev. Rev. Stat.ss. 704.890(2). The


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regulations adopted by the Commission, i.e., Nev. Admin. Codess.703.420, require that a utility applicant for a permit to construct a new facility satisfy these requirements.

      30. Regulatory review and construction approval were expanded by the Nevada Legislature in 1983. See Nev. Rev. Stat.ss.ss.704.741 to 704.751. This comprehensive legislation and the implementing regulations adopted by the Commission, Nev. Admin. Code ss.ss.704.9005 to 704.9525, required the utility to file an electric resource plan every two years, later changed to every three years.

      31. Pursuant to Nev. Rev. Stat.ss. 704.110(7), a utility facility identified in a three-year plan submitted pursuant to Nev. Rev. Stat.ss.704.741, and accepted by the Commission for acquisition or construction pursuant to Nev. Rev. Stat.ss.704.751 and implementing regulations, shall be deemed to be a prudent investment. The utility may thereafter recover all just and reasonable costs of planning and construction of such a facility. See Nev. Rev. Stat.ss.704.110(7).

      32. In 1991, the Commission amended the electric resource planning regulations to require like PUCN approval of purchase power contracts, which included "Qualifying Facilities" contracts, which are explained below. See Nev. Admin. Codess.ss.704.9113 and 704.939(2). Thereafter, PUCN approval of all purchase power contracts greater than five megawatts and a term of more than three years was required in the utility resource planning process.

      33. Pursuant to and in reliance upon the regulatory compact that included this resource planning and PUCN approval process, plaintiffs have assumed the universal service obligations in their respective service territories discussed above. In addition, pursuant to and in reliance upon the regulatory compact, plaintiffs have invested billions of dollars in the construction, maintenance, upgrading, and operation of generation capacity, and in securing energy and capacity, sufficient to


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satisfy their service obligations, all in return for the reasonable opportunity to recover a return of, and return on, its massive investments. Plaintiffs' investments in generation assets were closely scrutinized and reviewed in prior PUCN proceedings, and their opportunity to earn a recovery of, and return on, those investments was approved. Likewise, plaintiffs' purchased power contracts were closely scrutinized and reviewed in prior PUCN proceedings, and cost recovery was approved there as well.

      34. Because PUCN-mandated ratemaking provides for recovery over time, a substantial portion of plaintiffs' investment in their existing facilities and purchased power contracts has not yet been recovered. As explained above, the recovery of a significant portion of this investment will be impeded or prevented by the advent of competition created by the new Restructuring Act because those costs have been built into rates that will no longer apply to customers in plaintiffs' traditional service areas who elect to obtain electricity from plaintiffs' competitors. These recoverable costs may therefore become "stranded" inasmuch as the customer base supporting recovery will be substantially reduced with competition. Costs that may become stranded as a result of the advent of competition include assets used for electricity generation, regulatory assets consisting of expenses whose recovery has been deferred, purchase power costs, and outlays required of plaintiffs by regulators to meet universal service obligations. Such costs are expenditures, approved or mandated by regulators, that plaintiffs incurred in fulfilling their obligations to serve all customers in their respective service territories.

      35. Plaintiffs' rights under their regulatory compact with the state of Nevada constitute vested rights under a valid and binding compact with the state. The regulatory compact aside, plaintiffs' performance of their obligations in reliance on the regulatory compact, through the


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massive investments and other actions described above, have created in plaintiffs reasonable and legitimate investment-backed expectations that constitute vested property interests.

      36. Also, in preparing for the newly created competitive electric market created by the Restructuring Act, the plaintiff utilities have incurred and will continue to incur substantial transition costs. These expenses arise from participation in the regulatory process to develop implementing regulations, the hiring of consultants and experts for compliance with proposed PUCN regulations governing market transitions, actions to mitigate the cost of generation assets and purchase power agreements, and the purchase/implementation of utility-wide systems necessary for the transition to a competitive environment. As noted, Nev. Rev. Stat. ss. 704.983 authorizes utility recovery of all such costs associated with transitioning to a competitive market. The Restructuring Act, however, provides no mechanism for the recovery of such transition costs. Moreover, the PUCN has denied the request of the plaintiff utilities to allow such cost recovery under its proposed regulations, leaving plaintiffs' with no mechanism by which to recover these transition costs once the market opens on March 1, 2000.

               COST RECOVERY FOR "QUALIFYING FACILITIES" UNDER THE
                     PUBLIC UTILITY REGULATORY POLICIES ACT

      37. Qualifying Facilities ("QFs") provide alternative sources of electrical production which, pursuant to federal law, utilities such as plaintiffs here are required to purchase. In 1978, Congress enacted the Public Utilities Regulatory Policy Act of 1978, 16 U.S.C. ss.ss. 796 and 824a-3 et seq. ("PURPA"), to promote development and use by public utilities of "small power production facilities" and "cogeneration facilities" as alternative sources of electrical production. A "small power production facility" has a production capacity not greater than 80 megawatts (MW) and


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generates electricity by using solar, wind, waste, or geothermal energy, biomass
(organic material not derived from fossil fuels), or renewable resources, including water. 16 U.S.C. ss. 796(17). A "cogeneration facility" produces electrical energy as well as steam or forms of useful energy (such as heat) which are used for industrial, commercial, heating, or cooling purposes. 16. U.S.C. ss. 796(18)(A).

      38. To qualify for coverage under PURPA, a small power production or cogeneration facility must meet FERC requirements, including that it be owned by an entity not primarily engaged in the generation or sale of electric power. 18 C.F.R. ss.ss. 292.202B, 292.206. A qualifying small power production or cogeneration facility that meets FERC requirements is therefore a qualifying facility ("QF") under PURPA. A QF typically produces and sells electric power in the wholesale market to a regulated public utility, which in turns sells and distributes the QF power to its retail customers. Under Section 210(a) of PURPA, Congress directed FERC to prescribe regulations to encourage development of small power production and cogeneration facilities, specifically including a mandate that electric utilities offer to purchase electric energy from QFs. 16 U.S.C. ss. 824a-3(a).

      39. Pursuant to PURPA, the PUCN adopted General Order 32 in 1981, which applies to all public utilities that supply electric service. General Order 32 establishes "procedures to encourage cogeneration and production of power by small facilities in Nevada by requiring public electric utilities to sell electric energy to and purchase electric energy from qualifying facilities." These procedures are codified at Nev. Admin. Code ss. 704.690 et seq.

      40. Section 210(b) of PURPA provides that regulations promulgated by FERC under Section 210(a) shall ensure that the rates for utility power purchases from a QF shall be "just and reasonable to the electric consumers of the utility," and shall not exceed the incremental costs to the


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utility of obtaining power from alternative sources. 16 U.S.C. ss. 824a-3(b).
Section 210(d) of PURPA defines the "incremental cost of alternative electric energy," commonly known as a utility's "avoided cost," as "the cost to the electric utility of the electric energy which, but for the purchase from such cogenerator or small power producer, such utility would generate or purchase from another source." 16 U.S.C. ss. 824a-3(d). In other words, a utility's "avoided cost" is that cost which the utility would have incurred if it had generated the same electric power itself or purchased that power from another supplier.

      41. FERC has implemented Section 210(a) of PURPA by providing that the rate at which a utility is required to purchase QF power shall be equal to the utility's "full avoided cost." 18 C.F.R.ss.ss.292.101(b)(6), 292.304(b)(2). This
"full avoided cost" recovery is "just and reasonable" to electric power consumers and therefore satisfies the requirements of Sections 210(a) and (b) of PURPA. American Paper Institute, Inc. v. American Electric Power Service Corp., 461 U.S. 402, 415-18 (1983).

      42. PURPA and FERC regulations dictate that QFs have the right to provide capacity and energy pursuant to a legally enforceable obligation over a specified term (usually under a long-term contract of 20 to 30 years), based on a calculation of the purchasing utility's avoided costs at the time that obligation is incurred. 18 C.F.R.ss. 292.304(d)(2). The federal rule has the force of federal law. Fidelity Federal Sav. & Loan Ass'n v. De La Cuesta, 458 U.S. 141 (1982); Ayers v. Philadelphia Housing Authority, 908 F.2d 1184, 1189 (3d Cir. 1990), cert. denied, 498 U.S. 1103 (1991).

      43. Congress has provided under Section 210(f) of PURPA that each state regulatory authority shall implement FERC's avoided cost rules for each electric utility over which the state


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regulatory authority has rate-making power. 16 U.S.C.ss.824a-3(f); FERC v.
Mississippi, 456 U.S. 742 (1982). This federal statutory and regulatory mandate means that states must require utilities to purchase QF power at avoided cost rates. The federal mandate includes the corresponding obligation that state regulatory commissions permit the purchasing utility to recover its QF avoided cost payments in retail electric rates. Freehold Cogeneration Associates v. Board of Regulatory Comm'rs, 44 F.3d 1178 (3d Cir.), cert. denied, 516 U.S. 815
(1995). These federally mandated costs "must be given binding effect by state utility commissions in determining intrastate rates." Nantahala Power & Light Co. v. Thornburg, 476 U.S. 953, 962 (1986). Inasmuch as the QF costs are passed through to consumers, plaintiffs make no profit on electric power produced by the QF, but merely act as conduits transferring payments from their customers to the QF.

      44. Section 210(e) of PURPA authorizes FERC to promulgate rules exempting QFs from both federal and state utility regulation. Hence, QFs are statutorily spared the regulatory regimen of "public utilities." Pursuant to Section 210(e), FERC has issued rules exempting QFs from most federal utility regulation and from all state utility laws and regulations governing rates, as well as financial and organizational regulation of utilities. 16 U.S.C. ss. 824a-3(e); 18 C.F.R. ss.ss. 292.601-02. By shielding QFs from rate regulation, Congress intended to encourage the development of these facilities. FERC v. Mississippi, 456 U.S. at 750. Once the state regulatory commission has approved a QF's rates for the sale and purchase of electricity by the utility under Section 210(f) as consistent with the utility purchaser's avoided costs, the state's jurisdiction over the rates for that amount of electricity is at an end. Freehold, 44 F.3d at 1194.

      45. Any attempt by a state regulatory authority to revisit its approved avoided cost determination for the sale of electric power by a QF to a utility, or any failure to provide for assured retail rate recovery by the utility of its QF payments, violates the FERC rule exempting QFs from state rate regulation pursuant to PURPA Section 210(e) and FERC guarantees that the utility will recover costs incurred pursuant to such contracts. Freehold, 44 F.3d at 1194. Pursuant to PUCN General Order 32 and PURPA, plaintiffs were required to enter into the QF contracts that the PUCN subsequently approved as prudent. Accordingly, plaintiffs were assured that they would recover the full cost of these contracts in retail rates, which was only reasonable inasmuch as plaintiff have not been allowed to profit from these obligations. The Restructuring Act, however, unlawfully conditions recovery of these PUCN-approved and federally mandated costs upon plaintiffs' satisfaction of the statutory criteria set forth in Nev. Rev. Stat. ss. 704.9865(2), and hence interferes with plaintiffs' legal right to dollar-for-dollar recovery of these costs.

                          THE NEVADA RESTRUCTURING ACT
                             RECOVERY OF PAST COSTS

      46. The statutory basis for restructuring the electric power industry in Nevada, codified at Nev. Rev. Stat.ss.ss.704.965-704.999, was completed with passage of Senate Bill 438 by the Nevada Legislature on July 1, 1999. Passage of Senate Bill 438 effected a landmark change in the regulation of the electric industry in Nevada.

      47. Under the Restructuring Act, as implemented by the PUCN, electric power generation, metering, billing, and customer support services will be competitively available in the market from alternative sellers of those services. Nev. Rev. Stat.ss. 704.976. Transmission and distribution services are not open for competition, and will continue to be provided by plaintiffs Sierra Pacific Power and Nevada Power, subject to PUCN and FERC regulatory oversight, as applicable. As the local utility for their respective customers, Sierra Pacific Power and Nevada

Power are obligated to be the provider of last resort, acting as a default provider responsible for delivering the traditional "bundled" electric service to customers who elect to remain with these utilities or who are unable to obtain service from an alternative seller. Nev. Rev. Stat.ss.704.982.

      48. In enacting the Restructuring Act, the Nevada Legislature acknowledged that public utilities have made massive investments and incurred substantial costs in reliance upon the regulatory compact in prior laws and regulations. Pursuant to the regulatory compact and federal law, the PUCN has approved the construction of Sierra Pacific Power and Nevada Power's generation facilities as well as their commitment to long-term purchase power agreements, including "QF power." The PUCN determined in each instance approving recovery of these costs that the utility expense was necessary and prudent. In the absence of proof that management acted in bad faith or abused its managerial discretion at the time a cost is incurred, shareholders can expect to recover prudently-incurred costs. Public Service Comm'n v. Ely Light & Power, 80 Nev. 312, 323-25, 393 P.2d 305
(1964). Failure to allow full recovery of costs in the absence of a showing that the costs were unreasonable when incurred would be arbitrary and confiscatory. Id.

      49. Costs found prudent by the PUCN when incurred are not fully recovered immediately because they are amortized in the rate base. With the passage of the Restructuring Act, costs not yet recovered are deemed "stranded" because it is anticipated that, once the electric market is open to competition, the unrecovered costs of these assets (e.g., generation plants) and other obligations (e.g., power purchase agreements, including QF agreements) will exceed market price for these assets and obligations.

      50. Accordingly, the Restructuring Act provides that "[t]he Commission shall determine the recoverable costs associated with assets and obligations that are documented in the accounting records of a . . . utility . . . and that are properly allocable to a particular potentially competitive service as of the date on which alternative sellers of similar potentially competitive services begin providing such service to customers in this state." Nev. Rev. Stat.ss.704.983(1). "Shareholders of the vertically integrated electric utility must be compensated fully for all such costs. . . ." Nev. Rev. Stat.ss.704.983(1) (emphasis added).

      51. If the Commission determines that costs are recoverable pursuant to Nev. Rev. Stat.ss. 704.983(1), "the commission shall . . . adopt by regulation procedures to provide for the direct and unavoidable recovery from ratepayers of the portion of the past costs which are determined by the commission to be owed by the ratepayers." Nev. Rev. Stat.ss. 704.983(2). However, the regulations adopted by Commission Order do not effectuate Nev. Rev. Stat.ss. 704.983 by permitting a recovery of such past costs.

      52. The past cost charge to be determined under Nev. Rev. Stat.ss. 704.983 will be collected from every customer, including those who elect to leave the utility to take service from an alternative seller once competition in the deregulated market commences. If the past cost charge is not in place and capable of being assessed to each present customer, the plaintiff utilities will be unable to collect revenue (i.e., recover costs) guaranteed them by Nev. Rev. Stat. ss. 704.983 from each departing customer when competition commences. Regulations adopted by Commission Order thus do not allow full recovery of the plaintiff utilities' past costs.

      53. The right of the utilities to recover past costs is an essential part of the process of restructuring. As explained, the plaintiff utilities have constructed or acquired assets at significant cost to meet their obligation to serve their customers in exchange for the promise that they would recover the costs of such assets. Allowing certain service components to be assumed and provided by competitors terminates the plaintiff utilities' ability to recover such costs through normal rates. Some mechanism to recover past costs is the only way in which the existing obligation to the utilities can be satisfied. If plaintiffs cannot timely and fully recover such past costs immediately upon initiation of competition, they will be placed at a severe and irreparable competitive disadvantage by new market entrants.

      54. The Restructuring Act directs the PUCN to determine recoverable costs, and further directs that each electric utility "must be compensated fully for all such costs." Rev. Nev. Statss. 704.983(l). The Act further directs that "the commission shall . . . provide for the direct and unavoidable recovery from ratepayers of the portion of the past costs which are determined by the commission to be owed by the ratepayers." Rev. Nev. Stat.ss.704.983(2). The Nevada Legislature explicitly authorized and directed the PUCN to recover such past (i.e., stranded) costs from "those customers on whose behalf the vertically integrated electric utility [e.g., plaintiffs here] incurred costs who are no longer receiving transmission or distribution service, or both" from such utility. Id.

      55. Notwithstanding its statutory mandate to assure full cost recovery of the cost of transitioning to competitive market of the sale of electric power, the PUCN has issued an Order adopting a "past costs" regulation that fails to assure that plaintiffs will fully recover such "past costs" once competition commences.

      56. In addition to the illegality of the PUCN regulations on their face, the statute fails to assure sufficient lead time for the plaintiffs to assert through normal agency procedures their entitlement to a full cost recovery from customers in the new competitive market. For example, the utilities would need time to file their applications for recovery, conduct discovery, and obtain a hearing and final decision on the application. The hearing and decisional process for such recovery would take several months or more. Additionally, any reasonable period for implementation of a new past costs charge must allow a reasonable opportunity for dissatisfied utilities to exercise their legal right to appeal. See Nev. Rev. Stat. ss. 233B.110. Accordingly, although the competitive electric market will open upon order of the Governor, the newly adopted PUCN regulations are inadequate to assure that the past costs charge required by the Restructuring Act will be collected from electric power customers, and the statute fails to permit sufficient lead time to challenge this inadequacy.

      57. Under these circumstances, the state of Nevada, through the PUCN, has failed to assure plaintiffs' recovery of rates guaranteed by federal law. Specifically, the Restructuring Act, as administered by the PUCN, illegally interferes with FERC's exclusive jurisdiction under the Federal Power Act over the purchase power contract rates. Likewise, absent a regulatory mechanism to recover costs to meet the plaintiffs' existing obligations for QF generating contracts, the Restructuring Act is preempted by PURPA.

      58. To satisfy current obligations and retain the confidence of their shareholders and investors, the plaintiff utilities must be able to rely upon the steady stream of revenues produced from its currently bundled services for Nevada customers. Plaintiffs will suffer irreparable harm if the competitive market opens and the utilities cannot simultaneously begin collecting "past costs" charges from departing customers. By providing for a full cost recovery, the Restructuring Act acknowledges that utilities must be permitted to collect past cost charges from departing customers once competition commences. Without anticipated revenue from "past costs" charges, the plaintiff utilities' bond ratings and stock prices will be irreparably damaged.

                                 THE RATE FREEZE

      59. As a significant and essential part of the regulatory compact, the state of Nevada has authorized the PUCN, acting pursuant to Nev. Rev. Stat.ss.704.110, to review and approve requested utility rate increases, based upon the increased costs of producing electric power. While this authority remains nominally in place, the Restructuring Act establishes a rate freeze effective through February 28, 2003.

      60. In particular, Nev. Rev. Stat.ss.704.9823 provides that the PUCN "shall, for each class of customers of electric service in this state, establish a total rate for the components of electric service that are necessary to provide electric service to customers in this state," and that the total rate for each class "must be established at and must not exceed the total rate for each class of customers of electric service in this state which is in effect on July 1, 1999," except for certain charges that involve deferred accounting in any cases filed with the Commission on or before October l, 1999.

      61. The consequence of this total rate freeze, effective through February 28, 2003, is that utilities may not lawfully, in the soon-to-be unregulated market, increase their customer charges based upon increased costs. Yet, the plaintiffs retain the statutory obligation to serve, irrespective of cost or efficiency. The state of Nevada may not constitutionally deprive plaintiffs of a mechanism by which they may apply for relief from potentially confiscatory rates created by a rate freeze. Guaranty Nat'l Ins. Co. v. Gates, 916 F.2d 508 (9th Cir. 1990). Nonetheless, Nev. Rev. Stat.ss. 704.9823 unconstitutionally fails to provide any means by which the plaintiff utilities may seek relief from frozen rates that do not provide a "fair and reasonable return." Id. at 515, citing FPC
v. Hope Natural Gas. Co., 320 U.S. 52l (1944).

      62. At this point, neither the plaintiff utilities, their shareholders, their bondholders and other creditors, nor others can predict whether the total base rate established and frozen by Nev. Rev. Stat. ss. 704.9823 will permit the plaintiff utilities to recover fully the cost of producing electricity and providing it to their customers, and provide plaintiffs with a fair and reasonable return on investment. This unpredictability has created extraordinary risks for the plaintiff utilities as well as their investors and creditors. The mere existence of this uncertainty and associated risk will cause plaintiffs irreparable financial injury at the outset of the rate freeze, whether or not the rates eventually prove to be fair and reasonable or otherwise. As demonstrated by Nevada Power's deferred energy filing with the PUCN, plaintiff is underearning its authorized rate. The authorized rate is per se "fair." Therefore, the Restructuring Act as applied to Plaintiff Nevada Power will result in severe losses from these confiscatory rates. The law is not only unconstitutional on its face, but is unconstitutional as applied to Plaintiff Nevada Power.

      63. Further, implementation of the rate freeze prevents the plaintiff utilities' full cost recovery of QF avoided cost payments in retail electric rates. Inasmuch as QF contracts contain built-in escalator clauses for fuel price increases, it is certain that these costs will not be passed on to retail consumers if the rate freeze remains in effect. PURPA and federal precedent, however, prohibit any attempt by a state regulatory authority to revisit its approved avoided cost determination regarding the sale of electric power by a QF to a utility. The total rate freeze through February 28, 2003, effected by Nev. Rev. Stat. ss. 704.9823 therefore violates federal law.

                            RECOVERY OF ENERGY COSTS
                          TO BE INCURRED PROSPECTIVELY

      64. Under the regulatory compact, a utility in Nevada is permitted to recover its costs in the purchase of fuel (coal, natural gas and the like) for its own generating facilities as well as the cost of purchasing power from other utilities. Because these ongoing operational expenses cannot be predicted with exactitude, they have traditionally been recovered each year on the basis of the previous year's expenses and adjusted annually on a deferred accounting basis.

      65. Prior to the Restructuring Act, Nev. Rev. Stat.ss.704.110(5) explicitly provided for a public utility to file for an increase in any rate or charge based upon "increased costs" in the purchase of fuel or power," where the utility "has elected to use deferred accounting for costs of the purchase of fuel or power..." Costs accounted for are recovered pursuant to this statute are therefore known as "deferred energy costs". The Restructuring Act, however, amended Nev. Rev. Stat.ss.704.110 to delete subsection (5), thereby eliminating the utility's recovery of deferred energy costs.

      66. In establishing the aforementioned rate freeze through February 28, 2003, Nev. Rev. Stat.ss.704.9823 provides a single exception, permitting the PUCN to modify rates to be charged by the utility pursuant to applications filed before October 1, 1999 for deferred energy costs. Inasmuch as applications for deferred energy costs must be filed before October 1, 1999, the utilities are precluded from seeking recovery of increased energy costs incurred after that date.

      67. As a result of the limitation upon recovery by the utility of deferred energy costs after October 1, 1999, Nev. Rev. Stat. ss. 704.9823 denies the plaintiff utilities an opportunity to seek increases in the base tariff energy rate (i.e., the rate that predicts fuel and power costs for the following year, subject to adjustments) established by the PUCN as of October 1, 1999 for each utility, even though subsequent energy costs during the rate freeze will exceed those allowed by the rate because contract prices automatically escalate each year as a function of the contract. This denial is confiscatory and violates PURPA and the regulatory compact between the state of Nevada and Nevada utilities.

      68. Plaintiffs and others affected by plaintiffs' financial well-being know that actual energy costs incurred through February 28, 2003 will exceed the base tariff energy rate established by the PUCN as of October 1, 1999. The knowledge that the plaintiff utilities will not recover a substantial portion of energy costs to be incurred through the period of the rate freeze ending on February 28, 2003 places the plaintiff utilities and their investors, bondholders and creditors at financial risk. This risk has caused and will continue to cause substantial financial harm to the plaintiff utilities because their investors, bondholders and creditors have discounted and will continue to discount the value of plaintiffs' stock and obligations to account for the anticipated loss inasmuch as the plaintiff utilities will recover less than their full energy costs throughout the rate freeze.

      69. The denial of an opportunity for the plaintiff utilities for a full recovery of prospectively incurred energy costs conflicts with PURPA and federal precedent, as it constitutes a denial of previously approved avoided costs which the QF may pass through the plaintiff utilities to their retail customers. Inasmuch as Nev. Rev. Stat.ss. 704.9823 impermissibly adjusts the PUCN's previous determination of the plaintiff utilities' avoided cost payments to QF power producers, it is preempted by PURPA.

                        RECOVERY OF DEFERRED ENERGY COSTS
                         INCURRED BEFORE OCTOBER 1, 1999

      70. In eliminating prospective recovery of energy costs, Nev. Rev. Stat.ss.704.9823 provides that the PUCN "shall modify the rates to account for the effects of any decisions by the commission relating to any cases filed with the commission before October 1, 1999, which involve the use of deferred accounting," i.e., deferred energy costs.

      71. On July 15, 1999, plaintiff Nevada Power filed an application with the PUCN to recover its deferred annual energy costs for the period of June 1, 1998 through May 30, 1999. On September 30, 1999, plaintiff Nevada Power filed another deferred energy costs application to reflect updated calculations of ongoing fuel and purchased power costs for the most recent 12 months (up to August 31, 1999), pursuant to the authority of Nev. Rev. Stat. ss. 704.9823. The Company asked that the September 30th filing either supplant or amend the July 15th filing. The Commission ordered the September 30th filing treated as an amendment to July 15th filing.

      72. On October 22, 1999, the PUCN Regulatory Operations Staff ("Staff") moved to dismiss Nevada Power's September 30, 1999 amended filing. On February 4, 2000, following a hearing and oral argument, the PUCN granted Staff's motion to dismiss Nevada Power's September 30, 1999 amended filing. The effect of this ruling is to set the ongoing energy rate based on old (and much lower) fuel and purchase power costs and to deny plaintiff Nevada Power a recovery of its fuel and purchase power costs incurred and deferred from June 1 through September 30, 1999.

      73. The state of Nevada may not lawfully disallow recovery of prudently-incurred costs under the previous framework in which the plaintiff utilities were obligated to serve their customers. Hence, Nev. Rev. Stat.ss.704.9823, as construed and applied by the PUCN, is confiscatory and violates the regulatory compact between the state of Nevada and Nevada utilities because it disallows recovery of energy costs prudently-incurred by plaintiff Nevada Power under the regulatory framework in place prior to enactment of the Nevada Restructuring Act, and violates PURPA by denying recovery of revenue guaranteed by federal law.

                                CAUSES OF ACTION

                                     Count I

        FEDERAL PREEMPTION OF JURISDICTION OVER POWER PURCHASE CONTRACTS
                     WITH NON-UTILITY GENERATION FACILITIES

      74. Plaintiffs incorporate by reference Paragraphs 1 through 73 as though fully set forth herein.

      75. In this count, plaintiffs seek declaratory and injunctive relief to prevent a violation by defendants of the federal mandate under PURPA. Plaintiffs seek a declaration that the Restructuring Act is preempted by PURPA to the extent that it fails to provide for assured dollar-for-dollar retail rate recovery of payments made by plaintiffs to QFs pursuant to PURPA-mandated (and PUCN-approved) contracts. Plaintiffs also seek an injunction barring enforcement of the Act to the extent that it is preempted by PURPA, and such other relief as the Court deems necessary, just, and proper.

      76. Plaintiffs have never made any profit on any QF contract and are statutorily foreclosed from a profit. 16 U.S.C. ss. 824a-3(b). Inasmuch as plaintiffs have no investment in the PURPA regulatory scheme, the obligated expenses incurred under federal law by plaintiffs in their QF contracts must be, and were intended by PUCN rate-making orders to be, completely compensated for, by a timely dollar-for-dollar recovery, in retail rates approved by the PUCN.

      77. The PUCN has earlier authorized plaintiffs to recover under their respective energy cost rates, on a timely dollar-for-dollar basis in retail rates, all payments to QFs for purchase of the capacity and energy of QF projects for the duration of plaintiffs' QF purchase power agreements.

      78. Specifically, plaintiff Nevada Power's four existing QF contracts, for the purchase of 305 MW capacity and associated energy, were found to be in the public interest and approved by the Commission:

            o The QF Agreement with Saguaro Power Company was approved by PUCN Order on October 4, 1989. The Saguaro project is a gas-fired combined cycle cogeneration facility with a base loaded contract capacity of 90 MW. The Agreement expires April 30, 2022.

            o Two QF Agreements with Bonneville Nevada Corporation were executed and submitted to the PUCN for approval, which was granted by PUCN Orders dated November 15, 1989 and August 23, 1990, respectively. The Bonneville project consists of gas-fired combined cycle cogeneration facilities with a base loaded contract capacity of 85 MW each. Both Agreements expire on April 30, 2023.

            o The QF Agreement with Las Vegas Cogeneration Limited Partnership was approved by the Commission on August 12, 1992. This is a 45 MW capacity gas-fired combined cycle cogeneration project. The Agreement expires on May 31, 2024.

      79. Plaintiff Sierra Pacific Power currently has 15 long-term purchase power agreements with QFs for 110 MW approved by the PUCN as follows:

            o The Amor II facility is a 3.1 MW capacity geothermal project. The PUCN approved this Agreement on May 1, 1987. The contract expires on December 1, 2017.

            o The Brady Power facility is a 19.9 MW capacity geothermal project. The Agreement was approved by the PUCN on December 2, 1986, and will expire August 1, 2022.

            o The Steamboat II geothermal project provides 10.4 MW. The Agreement was approved by the PUCN on May 23, 1991 and expires December 1, 2022.

            o The Steamboat III geothermal project provides 13.4MW. The Agreement was approved by the PUCN on May 23, 1991 and expires December 1, 2022.

            o     The Steamboat (Yankee Caithness) geothermal project provides
                  12.43 MW. The Agreement was approved by the PUCN on February 17, 1987 and expires on February 1, 2018.

            o The Sierra Pacific Industries biomass project provides 10 MW. The Agreement was approved by the PUCN on February 23, 1989 and expires January 1, 2019.

            o The Soda Lake geothermal project provides 10.9 MW. The Agreement was approved by the PUCN on November 6, 1987 and expires June 1, 2021.

            o The Stillwater/Constellation facility is a 13 MW geothermal project. The Agreement was approved by the PUCN on October 18, 1989 and expires May 1, 2019.

            o The TADS I and TADS II geothermal projects provide .69 and .76 MW, respectively. These Agreements were approved by the PUCN in 1986, and modified and finally approved on June 24, 1987. TADS I Agreement expires September 1, 2014 and the TADS II Agreement expires September 1, 2017.

            o The New Lahontan facility is a 4 MW hydroelectric project. The Agreement was approved by the Commission on March 31, 1988, and expires June 1, 2039.

            o The Steamboat I geothermal project provides 5 MW. The Agreement was approved by the Commission on December 9, 1988, and expires December 5, 2006.

            o The Steamboat IA geothermal project provides .037 MW. The Agreement was approved by the Commission on April 3, 1989, and expires December 14, 2018.

      80. Section 210 of PURPA, 16 U.S.C. " 824a"3, confers on FERC exclusive jurisdiction over the terms of power purchase contracts with the operators of qualifying non-utility generation facilities such as those described in Paragraphs 62 and 63. FERC required state utility commissions to implement and enforce PURPA pursuant to FERC regulations.

      81. Under PURPA, the PUCN is obligated to allow full and timely dollar-for-dollar recovery of plaintiffs' expenses throughout the term of their PURPA Agreements, as the PUCN has itself recognized. Accordingly, under the Restructuring Act, the state of Nevada, through the PUCN, is obligated to provide a full, timely recovery of any "stranded costs" associated with these power purchase agreements.

      82. Nevertheless, the regulations adopted by the PUCN do not assure the timely and certain retail rate recovery of PURPA mandated costs. Even if full cost recovery regulations were adopted, plaintiffs have no assurance that those regulations would permit plaintiffs to recover substantial PURPA-related revenues lost between the opening of competition and the addition of new charges to the retail rate for plaintiffs' customers, many of which will have left plaintiffs' customer base in the interim.

      83. The absence of an implementing PUCN Order under the Restructuring Act allowing a full cost recovery places plaintiffs at considerable risk of failing to recover, on a dollar-for-dollar basis, their expenses under the aforementioned federally-mandated PURPA Agreements.

      84. In petitioning the PUCN before filing this Complaint, plaintiffs pointed out that the PUCN must assure recovery by plaintiffs of stranded capacity and energy costs for purchases from QFS at the avoided cost rates previously approved by the PUCN for rate recovery for the duration of the QF agreements. In petitioning, plaintiffs specifically requested that the PUCN establish a surcharge mechanism to provide an assured, timely dollar-for-dollar recovery of the expense associated with their PURPA Agreements. The PUCN has not adopted regulations to meet plaintiffs' request.

      85. The failure of the PUCN to create and implement a full cost recovery mechanism under the Restructuring Act violates plaintiffs' rights under PURPA, and related federal precedents to have the PUCN set rates which provide them with an assurance of a dollar-for-dollar recovery of the purchase power expense associated with plaintiffs' obligated purchase.

      86. PUCN inaction to date under the Restructuring Act will therefore unlawfully reduce or interfere with plaintiffs' recovery of stranded costs incurred in connection with their purchase power contracts with PURPA QF's in violation of FERC's exclusive jurisdiction over the terms of power purchase contracts with non-utility generation facilities under PURPA. Accordingly, the Restructuring Act, as administered by the PUCN, conflicts with Section 210(b) of PURPA and is therefore preempted.

      87. The Restructuring Act is invalid and preempted on its face because it purports to condition recovery of federally mandated and previously PUCN-approved PURPA costs upon plaintiffs' satisfaction of the additional statutory criteria stated in Nev. Rev. Stat. ss. 704.9865(2). This provision provides that, "[t]o recover any costs associated with an obligation for the purchase of power, a vertically integrated electric utility [e.g., plaintiffs] .
 . . must demonstrate to the commission that it has made reasonable efforts to reduce the cost or increase the value of the [purchase power] obligation, including, without limitation" (emphasis added), five enumerated methods.

      88. Nev. Rev. Stat.ss. 704.9865(2) interferes with the obligation of a state and its regulatory commissions to permit a purchasing utility to recover fully its QF avoided cost payments in retail electric rates. Freehold Cogeneration Associates v. Board of Regulatory Comm'rs, 44 F.3d 1178 (3d Cir.), cert. denied, 516 U.S. 815 (1995). Inasmuch as these mandated costs "must be given binding effect by state utility commissions in determining intrastate rates," they may not be decreased by state law. Nantahala Power & Light Co. v. Thornburg, 476 U.S. 953, 962 (1986).

Accordingly, the state of Nevada and its regulatory commissions are prohibited by federal law from requiring the plaintiff utilities to justify recovery of their previously approved avoided PURPA costs. Nor may the regulatory commissions, by any statutory mechanism such as Nev. Rev. Stat. ss. 705.9865(2), inquire into, adjust or in anyway revisit their previous determination of the QF power purchaser's avoided cost payments. Freehold, 44 F.3d at 1194. Accordingly, Nev. Rev. Stat.ss. 704.9865(2), on its face, violates these federal limitations and is preempted by PURPA.

      89. Nev. Rev. Stat.ss.704.9823 creates a statutory rate freeze, effective through February 28, 2003, which likewise interferes with the obligation of a state and its regulatory commissions to permit a purchasing utility to recover fully its QF avoided cost payments in retail electric rates, insofar as the freeze precludes plaintiffs from recovering previously approved QF avoided costs passed through the plaintiff utilities to their retail customers. Accordingly, Nev. Rev. Stat.ss.704.9823, on its face, violates federal law and is preempted by PURPA.

      90. Likewise, Nev. Rev. Stat.ss.704.9823 unlawfully denies the plaintiff utilities a full recovery of previously incurred energy costs as well as future energy costs composed in part of QF avoided costs payments that the plaintiff utilities are entitled to recover under PURPA. The statute therefore interferes with the obligation of a state and its regulatory commissions to permit a purchasing utility to recover these payments. As construed by the PUCN, no such recovery may be had after May 30, 1999. Accordingly, Nev. Rev. Stat.ss.704.9823, on its face and as construed by the PUCN, violates federal law and is preempted by PURPA.

                                    Count II

                FEDERAL PREEMPTION OF JURISDICTION OVER WHOLESALE
                POWER PURCHASE CONTRACTS UNDER FEDERAL POWER ACT

      91. Plaintiffs incorporate by reference Paragraphs 1 through 90 as though fully set forth herein.

      92. In this count, plaintiffs seek declaratory and injunctive relief to prevent a violation of plaintiffs' rights under the Federal Power Act. Plaintiffs seek a declaration that the Restructuring Act is preempted by the Federal Power Act to the extent that it fails to give "binding effect" in retail ratemaking to the expense plaintiffs will incur under federally-regulated purchase power contracts. Plaintiffs also seek an injunction barring enforcement of the Restructuring Act to the extent that it is preempted by federal law, and such other relief as the Court deems necessary, just, and proper.

      93. On February 9, 1989 plaintiff Sierra Pacific Power entered into a contract with PacifiCorp under which it agreed to purchase 25 MW firm capacity and energy, and increased that supply to 50 MW on June 1, 1990. The contract terminates February 20, 2009.

      94. Because the PacifiCorp contract is for the sale at wholesale rates of electric energy in interstate commerce, it is subject to the exclusive jurisdiction of FERC, and the price which plaintiff pays for the capacity and energy purchased from PacifiCorp is regulated by FERC. The most recent rate fixed by FERC, reset annually, was set on May 1, 1999.

      95. Since the inception of the PacifiCorp purchase power contract, the PUCN has authorized the recovery of the expense of purchasing power from PacifiCorp in setting retail rates for plaintiff Sierra Pacific Power, as it is required to do under federal law. Nantahala, supra;


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

Mississippi Power & Light Co. v. Mississippi ex rel. Moore, 487 U.S. 354 (1988). The recovery of these amounts was permitted through the energy cost rate.

      96. As administered by the PUCN, the Restructuring Act fails to assure plaintiff Sierra Pacific Power's recovery of these wholesale power costs throughout the remaining life of the purchase contract. Nor has the PUCN yet specified or defined a stranded cost amount associated with individual generating units or purchase commitments to be recovered by any rate after the opening of competition on March 1, 2000.

      97. The absence of a PUCN Order under the Restructuring Act assuring this recovery violates plaintiff's rights under the Federal Power Act and Nantahala and Mississippi, supra, to have the PUCN set retail rates which give "binding effect" (Nantahala, 476 U.S. at 962) to the expenses approved by FERC under the Federal Power Act's regulatory scheme.

      98. The Restructuring Act, as a result of PUCN inaction, will therefore cause an illegal reduction of plaintiff's recovery of stranded costs incurred in connection with plaintiff's purchase power contract with PacifiCorp, in violation of FERC's exclusive jurisdiction over the terms of federally-regulated purchase power contracts. Accordingly, the Restructuring Act, as administered by the PUCN, conflicts with the Federal Power Act and is preempted.

      99. The rate freeze created by Nev. Rev. Stat.ss. 704.9823, on its face, denies plaintiff Sierra Pacific Power an opportunity to recover in full its energy costs under its purchase power contract with PacifiCorp. The rate freeze therefore denies "binding effect" to future rate increases to be allowed by FERC, and violates FERC's exclusive jurisdiction over the terms of federally-regulated purchase power contracts. Further, Nev. Rev. Stat.ss. 704.9823, as construed by the PUCN, precludes Nevada Power from recovering purchase power costs prudently-incurred from June 1


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

through September 30, 1999. As such, Nev. Rev. Stat.ss.704.9823 conflicts with the Federal Power Act and is preempted.

                                    Count III

                  TAKING OF PROPERTY WITHOUT JUST COMPENSATION

      100. Plaintiffs incorporate by reference Paragraphs 1 through 99 as though fully set forth herein.

      101. The Fifth Amendment to the Constitution of the United States, as applied to the states through the Fourteenth Amendment to the Constitution of the United States, provides that private property shall not be taken for public use without just compensation. Regulatory proceedings that do not provide a just and reasonable end result can constitute such unlawful confiscation under the Constitution. See Eastern Enterprises v. Apfel, 524 U.S. 498 (1998); First English Evangelical Lutheran Church v. County of Los Angeles, 482 U.S. 304
(1987); Federal Power Comm'n v. Hope Natural Gas Co., 320 U.S. 591 (1944).

      102. By denying plaintiffs the opportunity to earn a full recovery of, and fair return on, all of its prudently-incurred investments and costs, including its "stranded" historical costs, the Restructuring Act, as administered by the PUCN, violates plaintiffs' reasonable investment backed expectations and effects a taking without just compensation of plaintiffs' property in violation of the Fifth and Fourteenth Amendments to the United States Constitution.

      103. By interfering with the terms of plaintiffs' PURPA agreements, the Restructuring Act, as administered by the PUCN, also deprives plaintiffs of their reasonable investment-backed expectation of full recovery of non-utility generating costs, and has thus taken plaintiffs' property without just compensation in violation of the Fifth and Fourteenth Amendments to the Constitution of the United States. The Act as applied by the PUCN fails to create a full cost recovery mechanism and thus deprives plaintiffs of their contractual entitlement to full and timely recovery of the non-utility generating costs under the PURPA agreements and denies plaintiffs assurance that the costs it is required by federal law to pay to the QFs will be recovered from their customers under rates pursuant to the Restructuring Act. Accordingly, the Act results in a taking of plaintiffs' property in violation of the Fifth and Fourteenth Amendments to the Constitution of the United States.

      104. Similarly, by interfering with plaintiffs' right to retail rates that give binding effect to the wholesale power purchase expenses approved by FERC under the Federal Power Act's regulatory scheme, the Restructuring Act, as administered by the Commission, has deprived plaintiffs of their reasonable investment-backed expectation of full recovery of expenses, and has thus taken plaintiffs' property without just compensation in violation of the Fifth and Fourteenth Amendments to the Constitution of the United States.

      105. By imposing a rate freeze upon plaintiffs, the Restructuring Act has deprived plaintiffs of their reasonable investment-backed expectation of a fair and just return on their investment, and has thus taken plaintiffs' property without just compensation in violation of the Fifth and Fourteenth Amendments to the Constitution of the United States. Even if retail rates at frozen levels through February 28, 2003 ultimately provide a just and reasonable return to plaintiffs, the mere existence of uncertainty in the interim creates a risk to plaintiffs, their shareholders, bondholders and creditors, with the effect of presently diminishing the value of plaintiffs' stock and obligations. This diminution in value created by the rate freeze imposed by Nev. Rev. Stat. ss.
704.9823 constitutes an unlawful taking of plaintiffs' property without just compensation in violation of the Fifth and Fourteenth Amendments to the Constitution of the United States.

Moreover, inasmuch as Plaintiff Nevada Power is not earning a fair and reasonable rate of return, the Restructuring Act as applied to Nevada Power is unconstitutional.

      106. Nev. Rev. Stat.ss.704.9823, as construed and applied by the PUCN, denies recovery of deferred energy costs prudently-incurred by plaintiff Nevada Power Company between June 1 and September 30, 1999. Under the regulatory framework prior to the enactment of the Restructuring Act, plaintiffs held a reasonable investment-backed expectation of full recovery of these expenses. This denial of prudently-incurred deferred energy costs is confiscatory and constitutes an unlawful taking of plaintiffs' property without just compensation in violation of the Fifth and Fourteenth Amendments to the Constitution of the United States.

                                    Count IV

                SUBSTANTIAL IMPAIRMENT OF CONTRACTUAL OBLIGATIONS

      107. Plaintiffs incorporate by reference Paragraphs 1 through 106 as though fully set forth herein.

      108. The Contract Clause of the Constitution of the United States, Art. I, ss. 10, cl. 1, provides that, "No state shall . . . pass any . . . law impairing the obligations of contracts." The Restructuring Act, of its own force and as administered by the defendants, violates the Contract Clause of the United States Constitution.

      109. The regulatory compact is a valid contract that is binding on plaintiffs, defendants and the state of Nevada.

      110. Under this regulatory compact, plaintiffs undertook substantial service obligations in exchange for assurance from the Commission, on behalf of the state of Nevada, that plaintiffs would have an opportunity to recover the costs incurred in meeting those service obligations.

Although plaintiffs have fulfilled their service obligations under the regulatory compact, plaintiffs have been denied an opportunity to recover substantial costs associated with meeting these service obligations.

      111. Without a full cost recovery mechanism for costs incurred by plaintiffs under the regulatory compact, the Restructuring Act repudiates the state of Nevada's obligation to allow plaintiffs full recovery for prudently-incurred investments, thereby abridging plaintiffs' reasonable investment-backed expectations as well as materially breaching the regulatory compact. In administering the Act, defendants have substantially impaired the regulatory compact. This substantial impairment of the regulatory compact was not necessary to achieve any legitimate policy objective of the state.

      112. In addition, defendants have impaired the obligations of plaintiffs' PURPA agreements. An essential condition of requests for the Commission's approval of plaintiffs' PURPA agreements was that the Commission authorize full pass-through to and recovery from plaintiffs' customers of all costs incurred under the PURPA agreements. By agreeing to this condition and inducing plaintiffs to enter into those agreements in reliance upon a pass-through recovery, the Commission bound itself to assure full and timely recovery of the non-utility generating costs incurred by plaintiffs. The Commission's unlawful actions or inactions under the Act renege on this assurance. In so doing, the Commission has substantially impaired the obligation of contracts between plaintiffs and the QFs in violation of the Contract Clause of the Constitution of the United States. This substantial impairment was not necessary to achieve any legitimate policy objective of the state.

      113. Similarly, by interfering with plaintiffs' right to retail rates that give binding effect to the wholesale power rates approved by FERC under the Federal Power Act's regulatory scheme, the Act, on its face and as administered by the Commission, has caused a substantial impairment of the obligations of plaintiffs' wholesale purchase power agreements. The Commission bound itself to assure full and timely recovery of the FERC-approved expenses by plaintiffs. The Act, on its face and as administered by the Commission, reneges on this assurance and materially breaches this contract. In so doing, the Commission has substantially impaired the obligation of contracts with plaintiffs in violation of the Contract Clause of the Constitution of the United States. This substantial impairment was not necessary to achieve any legitimate policy objective of the state.

      114. By freezing the rates that may be charged plaintiffs' retail customers, Nev. Rev. Stat. ss. 704.9823 has caused a substantial impairment of the obligations of plaintiffs' wholesale purchase power agreements and QF agreements, including, but not limited to, plaintiffs' ability to recover energy costs for which they are contractually liable with their wholesale power sellers and QF power producers. By enacting the rate freeze, the state of Nevada has substantially impaired the obligation of contracts with plaintiffs in violation of the Contract Clause of the Constitution of the United States. This substantial impairment was not necessary to achieve any legitimate policy objective of the state.

      115. By denying plaintiffs prospective recovery of prudently-incurred energy costs after May 30, 1999 by enactment of Nev. Rev. Stat.ss.704.9823, as construed and applied by the PUCN, the state of Nevada has repudiated and thereby substantially impaired the regulatory compact. The substantial impairment of the regulatory compact was not necessary to achieve any legitimate policy objective of the state.


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

                                     Count V

                          DENIAL OF DUE PROCESS OF LAW

      116. Plaintiffs incorporate by reference Paragraphs 1 through 115 as though set forth fully herein.

      117. The Fourteenth Amendment to the Constitution of the United States provides that no state shall deprive a person of property without due process of law.

      118. The Restructuring Act, on its face and as administered by the PUCN, results in an arbitrary denial of plaintiffs' right to a reasonable opportunity to earn a recovery of, and a fair return on, all of its prudently-incurred investments and costs, and results in an arbitrary transfer of property from plaintiffs' and its shareholders and investors to plaintiffs' competitors and electric power consumers.

      119. The Restructuring Act, on its face and as administered by the PUCN, deprives plaintiffs of their property without substantive due process of law in that it does so without just compensation and for no legitimate or compelling justification.

      120. The Restructuring Act, on its face and as administered by the PUCN, deprives plaintiffs of their property without procedural due process of law in that it does so in violation of principles of fundamental fairness and without regard to the evidence presented by plaintiffs to the Commission in rulemaking proceedings.

      121. The rate freeze imposed upon the plaintiff utilities by Nev. Rev. Stat. ss. 704.9823, on its face, deprives plaintiffs of their property without substantive due process of law in that it does so without just compensation and for no legitimate or compelling justification. In particular, the rate freeze creates substantial uncertainty as to whether the frozen rates will produce sufficient revenues for plaintiffs to recover the full ongoing costs of providing electric service to customers as well as a just and reasonable return on investment. The statute thereby impermissibly creates a substantial risk that such a recovery may not be achieved, inducing plaintiffs' shareholders, bondholders, and creditors to discount the value of plaintiffs' stock and other obligations. The statutory rate freeze denies plaintiffs substantive due process by creating this diminution in value, without just compensation and for no legitimate or compelling justification. The Act as applied to Plaintiff Nevada Power results in unconstitutional taking of property.

      122. By precluding recovery of prudently-incurred energy costs after May 30, 1999, Nev. Rev. Stat.ss. 704.9823, on its face and as construed and applied by the PUCN, deprives plaintiffs of the property without substantive due process of law in that it denies such recovery without just compensation and for no legitimate or compelling justification.

                                    Count VI

                           DEPRIVATION OF CIVIL RIGHTS

      123. Plaintiffs incorporate by reference Paragraphs 1 through 122 as though set forth fully herein.

      124. Defendants have acted under color of state law with respect to all actions or inactions alleged herein.

      125. As set forth in Counts I through V above, defendants have deprived plaintiffs of rights, privileges, or immunities secured by the Constitution and laws of the United States, all in violation of the Civil Rights Act, 42 U.S.C. ss. 1983.


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

                                PRAYER FOR RELIEF

            WHEREFORE, plaintiffs pray that this Court enter judgment in their favor and grant them relief as follows:

            a. For an Order declaring that the Restructuring Act, on its face and as administered by the Commission, and as applied is repugnant to the Constitution and laws of the United States and is therefore null and void;

            b. For an Order declaring that the Restructuring Act, on its face and as administered by the Commission, and as applied is preempted by the Federal Power Act and PURPA under the Supremacy Clause of the Constitution of the United States;

            c. For a preliminary and permanent injunction prohibiting defendants from taking any action to implement the Restructuring Act;

            d. For a preliminary and permanent injunction prohibiting defendants from taking plaintiffs' property without just compensation or, in the alternative, an award of monetary relief constituting just compensation for the taking of plaintiffs' property;

            e.    For reasonable attorneys fees pursuant to 42 U.S.C.ss.1988;
                  and

            f. For such other and further relief as this Court deems just and proper.


                              ---------------------------------------------
                              William E. Peterson


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

                              Kathleen M. Drakulich
                              Donald Brookhyser
                              Sierra Pacific Resources
                              Sierra Pacific Power Company
                              Nevada Power Company
                              P.O. Box 10100
                              6100 Neil Road
                              Reno, Nevada 89520
                              (775) 834-5900

                              Donald K. Dankner
                              Frederick J. Killion
                              Robert M. Rader
                              Winston & Strawn
                              1400 L Street, N.W.
                              Washington, D.C. 20005-3502
                              (202) 371-5701

                              Counsel for Plaintiffs.

Dated:  March 28, 2000


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